722 Burleson Street Corpus Christi Texas 78402	Phone: 361/883-5591 Fax: 361/883-7619 www.torminerals.com

Exhibit 99.1

TOR Minerals International, Inc. Files Form 25

CORPUS CHRISTI, Texas, February 12, 2018 – TOR Minerals International, Inc. (OTC-Pink: TORM), producer of high performance specialty minerals, today announced that it has filed a Form 25 with the Securities and Exchange commission.  The Company previously announced on February 2, 2018 that the Board of Directors approved the voluntary suspension of its duty to file reports with the Securities and Exchange Commission (the "SEC") and the voluntary deregistration of its common stock. The Company intends to file a Form 15 with the Securities and Exchange Commission in late February 2018 in order to complete the delisting and deregistration process.

The Company’s shares will be traded on the Pink market, operated by OTC Markets Group.  The symbol, TORM, will remain the same.

TOR Minerals International, Inc., established in 1980, is headquartered in Corpus Christi, Texas, with manufacturing and regional offices located in the United States, Netherlands and Malaysia.  The Company is a global producer of high performance, specialty mineral products focused on product innovation and technical support.  Our specialty mineral products, which include flame retardant and smoke suppressant fillers, engineered fillers, and titanium dioxide color hybrid pigments, are designed for use in plastic, coatings, paints and catalysts applications, as well as a wide range of other industrial applications.

Some of the statements made in this release may be forward-looking statements. Forward-looking statements relate to expectations or may involve known or unknown risks, uncertainties and other factors which may cause actual results, performance or achievements to be materially different from future results, performance or achievements expressed or implied by such forward-looking statements.

These forward-looking statements reflect current views but are based on assumptions and are subject to risks, uncertainties and other variables which should be considered when making an investment decision. Please refer to the Company's recent SEC filings and the Annual Report on Form 10-K for the year ended December 31, 2016, for more information regarding factors that could affect the Company's results.

Forward-looking statements are relevant only as of the dates made, and the Company undertakes no obligation to update any forward-looking statement to reflect new information, events or circumstances after the date on which the statement is made. All written or oral forward-looking statements that are made by or are attributable to the Company are expressly qualified in their entirety by this cautionary notice. Actual results may differ significantly from the results discussed in these forward-looking statements.

Contact for Further Information:

Barbara Russell

Chief Financial Officer

361-826-2043